     As filed with the Securities and Exchange Commission on April 30, 1997
                                                       Registration No. 33-33767

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                        POST-EFFECTIVE AMENDMENT NO. 7 TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              CATHAY BANCORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)
                                   95-4274680
                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

        777 NORTH BROADWAY, LOS ANGELES, CALIFORNIA 90012, (213) 625-4700
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                     DUNSON K. CHENG, PRESIDENT AND CHAIRMAN
                              CATHAY BANCORP, INC.
                               777 NORTH BROADWAY
                          LOS ANGELES, CALIFORNIA 90012
                                 (213) 625-4700
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
              INCLUDING AREA CODE, OF AGENT FOR SERVICE OF PROCESS)
                                 --------------

                                 With a copy to:
                              STEVEN O. WEISE, ESQ.
                        HELLER, EHRMAN, WHITE & MCAULIFFE
                      601 SOUTH FIGUEROA STREET, 40TH FLOOR
                          LOS ANGELES, CALIFORNIA 90017

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC APRIL 30, 1997


         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

         If any of the securities being registered on this form are to be offered in a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

                                 --------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
  Title of Shares to be           Amount to be             Proposed Maximum           Proposed Maximum           Amount of
        Registered                 Registered          Aggregate Price Per Unit   Aggregate Offering Price   Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                        1,000,000                    *                         *                     **
================================================================================================================================

* See "Dividend Reinvestment Plan -- Question 14" for the purchase price of Common Stock purchased under the Plan.

**   Registration fee previously paid.

                              CATHAY BANCORP, INC.
                           Dividend Reinvestment Plan

                     Shares of Common Stock ($.01 par value)
                                 ---------------

        The Dividend Reinvestment Plan (the "Plan") of Cathay Bancorp, Inc., a Delaware corporation ("Bancorp" or the "Company"), provides owners of Bancorp common stock, $.01 par value ("Common Stock"), with a convenient and economical way to reinvest cash dividends in and make optional cash purchases of additional shares of Common Stock without payment of any brokerage commission or service charge.

        Stockholders participating in the Plan may:

        - Automatically reinvest cash dividends on Common Stock by purchasing shares of Common Stock at a 5% discount from the average market price of the Common Stock for the fifteen trading days immediately preceding such purchase.

        - Make cash purchases of Common Stock (in a minimum dollar amount of $600 at any one time and a maximum dollar amount of $15,000 per calendar quarter) at the average market price of the Common Stock.

        Stockholders who do not choose to participate in the Plan will continue to receive cash dividends, as declared, in the usual manner.

        American Stock Transfer and Trust Company will act as Administrator for participants in the Plan.


            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                   EXCHANGE COMMISSION OR ANY STATE SECURITIES
                       COMMISSION PASSED UPON THE ACCURACY
                         OR ADEQUACY OF THIS PROSPECTUS.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

================================================================================
                                                  Underwriting
                                   Price to       Discounts and      Proceeds to
                                    Public         Commissions         Bancorp
--------------------------------------------------------------------------------
         Per share ......              *               $0                *

         Total ..........              *               $0                *
================================================================================

* See "Dividend Reinvestment Plan--Question 14" for the purchase price of Common Stock purchased under the Plan. The average closing price of the Common Stock as reported on the Nasdaq National Market System for the fifteen trading days ending on April 18, 1997 was $19.95. Expenses of issuance and distribution in connection with this offering are estimated to be approximately $1,500.00.

                  The date of this Prospectus is April 30, 1997

                              AVAILABLE INFORMATION

        Bancorp is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance with the Exchange Act, files reports and other information with the Securities and Exchange Commission ("SEC" or "Commission"). Copies of reports, proxy statements and other information filed by Bancorp with the Commission can be inspected without charge and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511; and Suite 1300, 7 World Trade Center, New York, New York 10048. This Prospectus does not contain all of the information set forth in Registration Statement No. 33-33767 and exhibits thereto which Bancorp has filed with the Commission under the Securities Act of 1933 and to which reference is hereby made.

        On December 10, 1990, Bancorp became the holding company for Cathay Bank. Until December 1990, Cathay Bank was subject to the reporting requirements of the Exchange Act, as administered by the Federal Deposit Insurance Corporation (the "FDIC") and, in accordance with the Exchange Act, filed reports and other information with the FDIC. Copies of materials filed by Cathay Bank with the FDIC pursuant to the informational requirements of the Exchange Act can be inspected without charge and copied at prescribed rates at the public reference facilities maintained by the FDIC at 550 Seventeenth Street, N.W., Washington, D.C. 20429, and at the Federal Reserve Bank of San Francisco, 101 Market Street, San Francisco, California 94105.

        Bancorp's Common Stock is traded on the Nasdaq National Market System. Accordingly, Bancorp is subject to the rules of the National Association of Securities Dealers, Inc. (the "NASD") applicable to issuers with stock traded on such System. In accordance with the Exchange Act and NASD rules, Bancorp files reports and other information with the NASD. Copies of materials filed by Bancorp with the NASD pursuant to the informational requirements of the Exchange Act can be inspected without charge and copied at prescribed rates at the public reference facilities maintained by the NASD at 1735 K Street N.W., Washington, D.C. 20006-1506.

        Bancorp will provide to each person (including any beneficial owner) to whom this Prospectus is delivered, upon the written or oral request of such person and without charge, a copy of any and all information that has been incorporated by reference in this Prospectus (without any exhibit, unless the exhibit is incorporated by reference into the information incorporated in this Prospectus). To obtain a copy of such information, please contact Cathay Bancorp, Inc., 777 North Broadway, Los Angeles, California 90012, Attention:
Monica Chen or Marina Wong, telephone number (213) 625-4749.

        No person is authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, the information or representation should not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell a security in any jurisdiction in which, or to any person to whom, it would be unlawful to make an offer. Neither the delivery of this Prospectus nor any distribution of the securities made under this Prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of Bancorp since the date of this Prospectus.

--------------------------------------------------------------------------------
                               PROSPECTUS SUMMARY
--------------------------------------------------------------------------------

        This summary is provided to assist stockholders in their review of this Prospectus. This summary should not be considered to be complete and is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus and in the Exhibits attached to the Registration Statement of which this Prospectus is a part.

THE COMPANY

        Cathay Bancorp, Inc. ("Bancorp") is the holding company for Cathay Bank (the "Bank"), a California state-chartered bank. Bancorp was incorporated by the Bank under Delaware law on March 1, 1990 for the purpose of becoming the holding company for the Bank. Bancorp's activities consist of operating the Bank as a wholly-owned bank subsidiary and operating Cathay Investment Company ("CIC"), a wholly-owned subsidiary of the Bank that makes real estate investments.

        The Bank's principal business is obtaining funds in the form of deposits and other borrowings and investing these funds in residential, commercial, international trade financing, construction, real estate and consumer loans, and in securities. The Bank's deposits are insured by the FDIC.

        Bancorp and the Bank are extensively regulated. Bancorp is subject to regulation by the California Superintendent of Banks, the Federal Reserve Board, the SEC and the FDIC. The Bank is subject to regulation by the FDIC, the Federal Housing Finance Board and the California Superintendent of Banks.

        The principal executive offices of Bancorp, the Bank and CIC are located at 777 North Broadway, Los Angeles, California 90012. The telephone number is
(213) 625-4700.

THE OFFERING


        Bancorp is offering up to 1,000,000 shares of common stock, $.01 par value (the "Common Stock"), pursuant to the Cathay Bancorp, Inc. Dividend Reinvestment Plan (the "Plan"). Bancorp intends to use the funds resulting from the purchase of Common Stock under the Plan for general working capital purposes. At April 18, 1997, there were 8,911,304 shares of Common Stock outstanding, including approximately 41,698 outstanding rights to acquire Common Stock held by former holders of Bank Common Stock which, as of such date, had not been submitted for exchange into Common Stock pursuant to the Reorganization
 . The Common Stock of Bancorp is registered with the SEC pursuant to the Exchange Act and is traded on the Nasdaq National Market System under the trading symbol "CATY". See "DIVIDEND REINVESTMENT PLAN" below for a discussion of the federal income tax consequences of participation in the Plan.

--------------------------------------------------------------------------------
                           DIVIDEND REINVESTMENT PLAN
--------------------------------------------------------------------------------

        The Bancorp Dividend Reinvestment Plan (the "Plan") consists of the questions and answers appearing below. The Plan was established by resolution of Bancorp's Board of Directors in April 1990.

1     1.   WHAT IS THE PURPOSE OF THE PLAN?

              The purpose of the Plan is to provide owners of common stock, $.01 par value ("Common Stock"), of Bancorp with a convenient and economical way of reinvesting cash dividends in and making optional cash purchases of additional shares of Bancorp's Common Stock ("Shares") without payment of any brokerage commission or service charge (see Question 16). Since the Shares will be purchased from Bancorp, and not from the open market (see Question 13), Bancorp will receive additional funds for general corporate purposes. No commissions will be paid in connection with the purchases.

     2.   WHO PURCHASES THE SHARES AND ADMINISTERS THE PLAN FOR PARTICIPANTS?

              American Stock Transfer and Trust Company (the "Administrator") will administer the Plan for participants. The Administrator will keep the Plan's records, send to participants a statement of account after each purchase, and perform other duties relating to the Plan. The Administrator purchases Shares from Bancorp as agent for participants in the Plan and credits the Shares to individual accounts maintained for each record holder of Shares who elects to participate ("Plan Accounts"). The Shares will be held for safekeeping by the Administrator until a participant terminates participation in the Plan or until a participant makes a written request for the issuance of certificates for all or part of the Shares.

     3.   WHO IS ELIGIBLE TO PARTICIPATE?

              All record holders of Shares (including Bancorp's Employee Stock Ownership Plan and Trust) are eligible to participate in the Plan. Beneficial owners whose Shares are registered in names other than their own (for instance, in the name of a broker, trustee or a bank nominee) are also eligible, but they must arrange participation in the Plan with the record holder. (See Question 4.) If, for any reason, you are a beneficial owner who is unable to arrange participation with your broker, trustee or bank nominee, you may participate in the Plan only by having the Shares transferred to your own name. (It may be impractical for certain beneficial owners, for example, owners whose Shares are held in individual retirement accounts, to become record holders of Shares.)

     4.   HOW DO BENEFICIAL OWNERS OF SHARES PARTICIPATE IN THE PLAN?

              If you are a beneficial owner, but not a record holder, of Shares, you must arrange with the record holder of your Shares to participate in the Plan on your behalf. To join the Plan, the record holder of your Shares must complete, sign and return the Enrollment Card with respect to the Shares beneficially owned by you. The record holder must also notify the Administrator whenever you wish to change options under the Plan, withdraw, or make an optional cash purchase. This means that you will have to give the record holder your instructions and any cash payments you want to invest early enough to meet the deadlines set forth in the Plan. All communications, including statements of account, will be sent only to record holders. You must therefore arrange to have the record holder of your Shares forward to you all information received concerning your investment in the Plan. You should also direct any questions you have concerning your Plan Account to the record holder of your Shares. Of course, if you have difficulty arranging participation in the Plan through the record holder of your Shares, you may participate in the Plan by having your Shares transferred to your own name (see Question 3). References in the Plan to "participants" refer only to record holders of Shares (whether participating for themselves or on behalf of beneficial owners) unless otherwise specified. (Beneficial owners may be subject to certain charges imposed by the record holders of their Shares in connection with participation in the Plan -- see Question 16.)

     5.   WHAT ARE THE ADVANTAGES OF THE PLAN?

          By participating in the Plan, you may realize the following advantages:

          - You may conveniently purchase Shares at a 5% discount from the average market price of the Common Stock (see Question 14) by reinvesting cash dividends on all or on part of the Shares registered in your name.

          - You pay no brokerage commission or service charge in connection with the purchase of Shares under the Plan.

          - You may fully invest your funds under the Plan because the Plan purchases fractions of Shares, as well as full Shares, for your Plan Account.

          - Your recordkeeping is simplified under the Plan because the Administrator provides participants with periodic statements of Plan Accounts.

          - You ensure safekeeping of the Shares credited to your Plan Account because certificates are not issued unless you request them.

          - You may deliver to the Plan for safekeeping certificates for Shares registered in your name that are subject to the Plan.

     6.   HOW DO I JOIN THE PLAN?

              If you were a participant in the Cathay Bank Dividend Reinvestment Plan on December 10, 1990, you are automatically a participant in the Plan. If you were not a participant in the Cathay Bank Dividend Reinvestment Plan on that date, the record holder of your Shares should complete and sign the Enrollment Card and return it to the Administrator. Beneficial owners who are not the record holders of their Shares should arrange participation through their record holders (see Question 4.) You may obtain an Enrollment Card and a postage-paid return envelope at any time from Bancorp or the Administrator.

     7.   WHAT ARE MY ALTERNATIVES UNDER THE PLAN?

              The Plan provides three options for purchasing Shares:

          - You may elect to have the dividends on all Shares owned by you (including Shares purchased through the Plan) automatically reinvested in additional Shares.

          - You may elect to have the dividends on some of the Shares owned by you (including Shares purchased through the Plan) automatically reinvested in additional Shares.

          - You may make optional cash purchases of additional Shares in a minimum dollar amount of $600 at any one time and a maximum dollar amount of $15,000 per calendar quarter per beneficial owner of a Plan Account. You may make optional cash purchases of Shares, which allows the dividends on those Shares to be reinvested in Shares, even if you are not already automatically reinvesting dividends on any of the Shares held by you.

              Purchases by all participants (with the exception of Bancorp's Employee Stock Ownership Plan and Trust, the "Bancorp ESOPT") of Shares under the Plan with cash dividends will be made at a price equal to 95% of the average of the daily closing prices of the Shares as reported under "Nasdaq Transactions" in the Western Edition of The Wall Street Journal, for the fifteen trading days immediately preceding the Investment Date (as defined in Question
9). Purchases by all participants (with the exception of the Bancorp ESOPT) of Shares under the Plan as optional cash purchases will be made at a price equal to 100% of the average of the daily closing prices of the Shares as reported under "Nasdaq Transactions" in the Western Edition of The Wall Street Journal, for the fifteen trading days immediately preceding the Investment Date (as defined in Question 9). Purchases by the Bancorp ESOPT of Shares under the Plan with cash dividends or as optional cash purchases will be made at a price equal to the lower of (i) the closing price of the Shares as reported under "Nasdaq Transactions" in the Western Edition of The Wall Street Journal, on the date of purchase, without any discount, and (ii) the price that the other participants (other than the Bancorp ESOPT) would pay under the provisions of this paragraph.

     Shares purchased for you under the Plan ("Plan Shares") will be credited to your individual Plan Account and will be registered in the name of the Administrator, or its nominee, for your benefit. The Administrator will automatically reinvest any later dividends on Plan Shares credited to your Plan Account. However, unless you elect under the first alternative above to reinvest the dividends on all Shares owned by you, Bancorp will continue to pay dividends directly to you in the usual manner on Shares owned by you that are not Plan Shares. The Plan operates so as to reinvest dividends on a cumulative basis on all Shares designated by you and on all Plan Shares accumulated and held in your Plan Account until you specify otherwise by notice in writing delivered to the Administrator, until you withdraw from the Plan altogether, or until the Plan is terminated. (See Question 29 for the consequence of sale of Shares subject to the Plan.)

     8.   HOW DO I FILL OUT THE ENROLLMENT CARD?

              Authorization for the reinvestment of dividends will be made by means of the Enrollment Card.

              If you choose "Full Dividend Reinvestment," the Administrator will apply cash dividends on all Shares owned by you now or in the future, together with any optional cash payments, toward the purchase of Plan Shares.

              If you choose "Partial Dividend Reinvestment," the Administrator will apply the cash dividends on only the number of Shares specified on the Enrollment Card, together with any optional cash payments, toward the purchase of Plan Shares.

              If you choose "Optional Cash Purchases Only," you will continue to receive cash dividends on Shares owned by you in the usual manner. The Administrator will apply any optional cash payments received toward the purchase of Plan Shares, which are credited to your Plan Account. Cash dividends on those Plan Shares will then be reinvested in additional Plan Shares.

              Record holders such as brokers and bank nominees may represent several beneficial owners of Shares, not all of whom may wish to participate in the Plan. In those cases, it is not necessary for the record holders to enroll in the Plan all Shares registered in their names. Written notification regarding the number of Shares participating in the Plan must be provided to the Administrator on or before the Record Date.

              The Enrollment Card further directs the Administrator to reinvest automatically any subsequent dividends on Plan Shares held in your Plan Account. Under the Plan, dividends will be reinvested on a cumulative basis on the shares designated on the Enrollment Card and on all Plan Shares held in the Plan Account, until you specify otherwise or withdraw from the Plan altogether, or until the Plan is terminated.

     9. WHEN WILL CASH DIVIDENDS BE INVESTED IN AND OPTIONAL CASH PURCHASES BE MADE OF SHARES?

              Purchases of Shares under the Plan will be made on the applicable "Investment Date." The Investment Date for cash dividends will be the dividend payment date. The Investment Date for optional cash purchases will be the last day of each month, except in those months in which a cash dividend is paid. In months when a cash dividend is paid, the Investment Date for optional cash purchases will be the dividend payment date. The Investment Date will never be later than the last day of each month, unless required by applicable federal securities law. If an Investment Date falls on a Saturday, Sunday or holiday, the Investment Date will be the next business day in California.

              You will become the owner of Shares purchased under the Plan as of the date of purchase. Payments for optional cash purchases must be received by the Administrator no earlier than 30 calendar days and no later than five business days before an optional cash purchase Investment Date. Optional cash payments received by the Administrator at other times will be returned to the participant without interest. SINCE NO INTEREST IS PAID ON OPTIONAL CASH PAYMENTS OR OTHER FUNDS IN THE PLAN, PARTICIPANTS ARE URGED STRONGLY TO REFRAIN FROM SENDING OPTIONAL CASH PAYMENTS UNTIL SHORTLY BEFORE AN INVESTMENT DATE. NEVERTHELESS, PARTICIPANTS SHOULD ALLOW SUFFICIENT TIME TO INSURE THAT PAYMENTS ARE RECEIVED NO LATER THAN FIVE BUSINESS DAYS BEFORE AN INVESTMENT DATE.

     10.  MAY I CHANGE OPTIONS UNDER THE PLAN?

              Yes. You may, at any time, change options under the Plan by sending a new completed and signed Enrollment Card to the Administrator. Any change concerning the reinvestment of dividends must be received by the Administrator at least five business days before the Record Date for the dividend if the change is to become effective with respect to that dividend. The Record Date is the date for determining the holders of Shares entitled to receive a dividend. (See Questions 24 and 25 for instructions on how to terminate your participation in the Plan.)

     11.  WHEN WILL INVESTMENT OF DIVIDENDS ON SHARES BEGIN?

              If the Administrator receives your Enrollment Card on or before a Record Date, reinvestment of your dividends will begin with that dividend.

     12.  HOW DOES THE OPTIONAL CASH PURCHASE FEATURE WORK?

              As a participant in the Plan, you may make optional cash purchases of additional Shares during the time period set forth in Question 9. You have no obligation to make any optional cash purchases. Optional cash purchases may be made at irregular intervals. The amount of each optional cash purchase may vary, but each optional cash purchase must be for a minimum of $600 and cannot exceed $15,000 in any one calendar quarter per beneficial owner of a Plan Account. Participants who are the beneficial owners of more than one Plan Account are still limited to optional cash purchases of a maximum of $15,000 per calendar quarter. Bancorp reserves the right to return to participants cash payments that it determines, in its sole discretion, are being submitted in an attempt to circumvent this restriction.

              Optional cash purchases may be made by forwarding to the Administrator a check or money order payable to "American Stock Transfer and Trust Company" with the cash payment stub that will be attached to each account statement. Persons not already participating in the Plan must complete an Enrollment Card to make their first optional cash purchase. Checks or money orders must be in United States dollars. No interest will be paid on optional cash payments held by the Administrator pending the purchase of Shares. (See Question 9.)

              Optional cash payments received by the Administrator will be returned to you if you request the return in writing and the Administrator receives the request at least two business days before the Investment Date for optional cash payments.

     13.  WHAT IS THE SOURCE OF SHARES PURCHASED UNDER THE PLAN?

              Shares purchased under the Plan come from authorized but unissued Common Stock of Bancorp. Shares to be purchased under the Plan will not be acquired in the open market.

     14.  WHAT IS THE PRICE OF SHARES PURCHASED UNDER THE PLAN?

              The price of Shares purchased from Bancorp with cash dividends by all participants (with the exception by the Bancorp ESOPT) will be equal to 95% of the average of the daily closing prices of the Shares (as reported under "Nasdaq Transactions" in the Western Edition of The Wall Street Journal, corrected for any reporting errors) for the fifteen trading days immediately preceding the Investment Date. The price of Shares purchased from Bancorp as optional cash purchases by all participants (with the exception of the Bancorp ESOPT) will be equal to 100% of the average of the daily closing prices of the Shares (as reported under "Nasdaq Transactions" in the Western Edition of The Wall Street Journal, corrected for any reporting errors) for the fifteen trading days immediately preceding the Investment Date. Purchases by the Bancorp ESOPT of Shares under the Plan with cash dividends or as optional cash purchases will be made at a price equal to the lower of (i) the closing price of the Shares as reported "Nasdaq Transactions" in the Western Edition of The Wall Street Journal, on the date of purchase, without any discount, and (ii) the price that the other participants (other than the Bancorp ESOPT) would pay under the provisions of this paragraph. Shares are listed on the Nasdaq National Market System under the symbol "CATY."

              If publication by The Wall Street Journal of reports of Share transactions for any of the fifteen trading days immediately preceding an Investment Date does not take place or is subject to reporting error, the purchase price will be determined by Bancorp on the basis of the quotations that Bancorp and the Administrator deem appropriate. Should The Wall Street Journal cease to be published or should the average of the daily closing prices of the Shares no longer be reported, then Bancorp, after consulting with the Administrator, will identify other appropriate public reports or sources from which to obtain daily trading prices of the Shares. Under the Plan, the price may be higher or lower than the "fair market value" or the trading price of the Shares on the Investment Date. (See Question 34 for a discussion of the federal income tax treatment of participation in the Plan, including the possible effect of any difference between the fair market value of Shares on the Investment Date and the price at which the Shares are purchased.)

     15. HOW WILL THE NUMBER OF SHARES PURCHASED FOR MY PLAN ACCOUNT BE DETERMINED?

              All dividends for Plan participants will be paid directly to the Administrator. The number of Shares that will be purchased for your Plan Account on any Investment Date will depend on the amount of your dividends to be reinvested, the amount of any optional cash payments, and the applicable purchase price of the Shares. Your Plan Account will be credited with the number of Shares (including fractions computed to four decimal places) that results from dividing the total dollar amount of dividends or optional cash payments to be invested on an Investment Date by the applicable purchase price (computed to four decimal places).

              If sufficient Shares for all Plan participants are not available for purchase by the Administrator within the 30-day period following any Investment Date, the Administrator will distribute to participants' accounts, on a pro rata basis, the available Shares (or fractional Shares) and will remit all excess cash dividends or optional cash payments to the participants at the end of the 30-day period.

     16.  ARE THERE ANY COSTS TO ME FOR MY PURCHASES UNDER THE PLAN?

              No. No brokerage fees will be paid by Bancorp or the Administrator for purchases of Shares under the Plan. All costs of administration of the Plan will be paid by Bancorp. In addition, brokers and nominees may impose charges or fees in connection with their handling of participation in the Plan by fiduciary accounts and nominees.

     17.  WILL DIVIDENDS BE PAID ON PLAN SHARES HELD IN MY PLAN ACCOUNT?

              Yes. All cash dividends paid on the Plan Shares held in your Plan Account and on any fraction of a Plan Share credited to your Plan Account will be automatically reinvested in additional Plan Shares that will be credited to your Plan Account.

     18.  WHAT KIND OF REPORTS WILL BE SENT TO ME?

              Within 30 business days after each purchase of Shares for a Plan Account, the Administrator will mail to each participant an account statement showing amounts invested, the purchase price (see Question 14), the number of Shares purchased, the fair market value of those Shares on the Investment Date for federal income tax purposes (see Question 34), and other information for the year to date. These statements are your record of the cost of your purchases and should be retained for income tax and other purposes. Additional information regarding participation in the Plan required by participants for federal income tax purposes will also be sent to you. (See Question 34.) In addition, during the year you will receive copies of the same communications sent to all other record holders of Shares, including Bancorp's reports to stockholders and annual stockholders' meeting materials. Beneficial owners participating in the Plan must obtain all information provided by the Administrator from the record holders of their Shares. (See Question 4.)

     19.  WILL I RECEIVE CERTIFICATES FOR PLAN SHARES PURCHASED UNDER THE PLAN?

              Shares purchased by the Administrator for your Plan Account will be registered in the name of the Administrator, or its nominee, for your benefit. Certificates for these Shares will not be issued to you unless you so request. The total number of Plan Shares credited to your Plan Account will be shown on each account statement. This custodial service helps to protect you against the risk of loss, theft or destruction of stock certificates.

              Without terminating your participation in the Plan, you may request the issuance of all or some of the whole Plan Shares held in your Plan Account by sending written notification to the Administrator. Issuance of a certificate for Plan Shares will withdraw the Shares from your Plan Account. If you are participating in the full dividend reinvestment feature of the Plan, dividends on the withdrawn Shares will continue to be reinvested until you sell those Shares, until you terminate your participation in the Plan altogether, or until Bancorp terminates the Plan. If you are participating in the partial dividend reinvestment feature or in the optional cash purchase feature of the Plan, dividends on the withdrawn Shares will be made in cash. In any case, any remaining whole Plan Shares and fractions of a Plan Share will continue to be credited to your Plan Account, and dividends on those Plan Shares will continue to be reinvested.

              Certificates for Plan Shares purchased with optional cash payments will be issued by the Administrator, upon your written request for issuance, 15 business days after the Investment Date on which the Plan Shares were purchased. If you request a certificate to be issued immediately, your optional cash purchase must be made by cashier's check.

              Certificates for fractions of Plan Shares will not be issued under any circumstances.

     20.  IN WHOSE NAME WILL CERTIFICATES BE REGISTERED WHEN ISSUED?

              When issued, certificates for Plan Shares will be registered in the name of the Administrator, or its nominee, for the benefit of the record holder who established the Plan Account. Plan Shares will be registered in any other name at any time so long as you so request in writing and present to the Administrator evidence, satisfactory to Bancorp, of compliance with all applicable transfer requirements (including the payment of any applicable transfer taxes). Beneficial owners who are not record holders of the Plan Shares in their Plan Accounts must also comply with applicable transfer requirements if they wish certificates registered in their names.

     21.  MAY PLAN SHARES IN MY PLAN ACCOUNT BE PLEDGED?

              No. You must first request that certificates for Plan Shares credited to your Plan Account be issued to you (see Question 19) before you can pledge those Plan Shares.

     22.  MAY I WITHDRAW PLAN SHARES HELD UNDER THE PLAN AT ANY TIME?

              The Administrator will withdraw Plan Shares from your Plan Account at any time upon receipt of your written request.

     23. WHAT HAPPENS TO MY PLAN ACCOUNT WHEN PART OR ALL OF THE WHOLE PLAN SHARES IN THE ACCOUNT ARE WITHDRAWN?

              As long as any Plan Share balance, including fractional Plan Shares, is left in the Plan Account, the Plan Account remains open and you may continue to participate in the Plan in the manner designated on your Enrollment Card.

     24.  WHEN MAY I TERMINATE MY PARTICIPATION IN THE PLAN?

              You may terminate your participation in the Plan at any time. (See Question 25.)

     25.  HOW DO I TERMINATE MY PARTICIPATION IN THE PLAN?

              To terminate your participation in the Plan, you must notify the Administrator in writing of your wish to terminate. (You may use the termination form provided on the back of your account statement to effect the termination.) In addition, upon receipt by the Administrator of proper notification of a participant's death or incompetence, the participant will be treated as having terminated participation in the Plan.

               If you wish to terminate your participation in the Plan and discontinue the reinvestment of dividends on your Shares, and if your request to terminate is received at least five business days before a Record Date for determining the holders entitled to receive the next dividend, the termination will be effected before the next Investment Date. If your request to terminate is received by the Administrator less than five business days before a Record Date, your request will be processed promptly after the Investment Date, but the dividends paid on that Investment Date will be reinvested for your account. Any optional cash payment sent to the Administrator before the request to terminate will also be invested for your account, unless return of the payment is specifically requested in writing and your written request to terminate is received by the Administrator at least two business days before the Investment Date. (See Question 12.)

     26.  WHAT HAPPENS WHEN I TERMINATE MY PARTICIPATION IN THE PLAN?

              When you terminate participation in the Plan (or Bancorp terminates the Plan), (i) a certificate for whole Plan Shares credited to your Plan Account will be issued to you, (ii) a cash payment will be made to you for any fraction of a Plan Share (see Question 28), and (iii) any optional cash payments held by the Administrator for investment on your behalf will be returned without interest unless, in the case of a voluntary termination by you, you request that any optional cash payments held by the Administrator be invested in shares.

              After your request for termination has become effective, all later dividends will be paid in cash to you unless you re-enroll in the Plan, which may be done at any time.

     27.  MAY THE PLAN BE AMENDED OR DISCONTINUED?

              Bancorp reserves the right to suspend, modify or terminate the Plan at any time without the consent of beneficial or record owners of Shares. All participants will receive written notification of any such changes. Any modification, suspension or termination will not affect transactions already executed. Bancorp also reserves the right to adopt, and from time to time change, the provisions of the Plan as it deems desirable or appropriate. The Administrator reserves the right to resign at any time upon reasonable written notice to Bancorp.

              Upon termination of the Plan, holders of Shares shall have no further right to acquire Shares under the Plan by optional cash purchase or dividend reinvestment. Any optional cash payments held by the Administrator will be returned to participants and, thereafter, all dividends will be paid in cash in the usual manner, including those which have been declared but not yet paid. (See Question 26 for a description of the treatment of Shares held in your account upon termination of the Plan.)

     28. WHAT HAPPENS TO A FRACTION OF A PLAN SHARE WHEN I TERMINATE MY PARTICIPATION IN THE PLAN?

              When you terminate participation in the Plan, a cash adjustment representing any fraction of a Plan Share will be paid to you. The cash payment for a fractional Plan Share will be based on the closing price of the Shares (as reported under "Nasdaq Transactions" in the Western Edition of The Wall Street Journal, corrected for any reporting errors) for the date on which the Administrator processes your written notice of termination. The Administrator will not sell whole Plan Shares on behalf of participants. All information concerning the sale of Plan Shares is reported to the Internal Revenue Service.

     29.  WHAT HAPPENS IF I SELL OR TRANSFER SHARES REGISTERED IN MY NAME?

              Upon notification to Bancorp's transfer agent, which currently serves as the Administrator, of the sale or transfer of any Shares subject to the Plan, the Administrator will automatically cease reinvesting the dividends on those Shares under the Plan. The new record holder of the Shares must submit a new Enrollment Card to re-enroll those securities under the Plan.

              If you dispose of all Shares held in your name or for your benefit outside the Plan, but keep the Plan Shares that have been credited to your Plan Account, the dividends on the Plan Shares credited to your Plan Account will continue to be reinvested until you notify the Administrator that you wish to terminate your participation in the Plan.

     30. WHAT HAPPENS IF BANCORP ISSUES A STOCK DIVIDEND OR DECLARES A STOCK SPLIT ON THE SHARES?

              Any stock dividends or split Shares distributed by Bancorp on Plan Shares credited to your Plan Account will be added to your account. Stock dividends or split Shares distributed on Plan Shares for which you hold certificates will be mailed directly to you in the manner used for stockholders who are not participating in the Plan.

     31.  CAN I VOTE PLAN SHARES IN MY PLAN ACCOUNT AT MEETINGS OF STOCKHOLDERS?

              Yes. Participants will receive a proxy card both for the total number of whole Shares held of record by them and for the Plan Shares credited to their Plan Accounts. If you return the proxy card properly signed and marked for voting, all Shares covered by the proxy will be voted as marked. If the proxy is returned unsigned and without indicating instructions as to the manner in which the Shares are to be voted with respect to any item, the Shares covered by the proxy will be voted in accordance with the recommendation of Bancorp's Board of Directors. The total number of Shares held may also be voted in person at a meeting.

     32. WHAT ARE THE RESPONSIBILITIES OF BANCORP AND THE ADMINISTRATOR UNDER THE PLAN?

              The Administrator has no responsibility with respect to the preparation and contents of the Prospectus covering the public offering of Bancorp's Shares pursuant to the Plan. Bancorp and the Administrator, in administering the Plan, are not liable for any acts done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of the failure to terminate an account upon a par-ticipant's death before receipt of notice in writing of the death.

              NEITHER THE COMPANY NOR THE ADMINISTRATOR CAN ASSURE YOU OF PROFITS OR PROTECT YOU AGAINST A LOSS ON SHARES PURCHASED UNDER THE PLAN.

     33.  HOW IS THE PLAN TO BE INTERPRETED?

              Any question of interpretation arising under the Plan will be determined by Bancorp, and any determination will be final.

     34. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

              Stockholders whose dividends are reinvested under the Plan will be treated for federal income tax purposes as if they had received a distribution, taxable as a dividend (assuming Bancorp's earnings and profits equal or exceed its distributions) in an amount equal to the fair market value of the Shares purchased on their behalf with the reinvested cash. As a practical matter, the amount of the dividend to be reported will be the sum of the cash reinvested and the 5% discount in the purchase price that is provided under the Plan. Accordingly, stockholders who participate will have taxable dividends that are approximately 5% larger than those who do not participate. Because the Plan's purchase price is based on the average price of the Shares over fifteen trading days, the IRS might contend that a participating stockholder's reportable amount instead should be measured by the market price of the Shares on the Investment Date. In that case, the reportable dividend amount might be more or less than the cash reinvested, depending upon the price of the Shares on that date.

              The amount considered a dividend will become your basis in the acquired Shares. The holding period for those Shares begins the day after the Investment Date relating to the purchase. It should be noted that, under the Plan, dividends will continue to be subject to any applicable withholding rules, and only the net amount, after any required withholding, will be reinvested. The entire amount of the dividend, including any amount withheld, will be income to you.

              Stockholders who make optional cash purchases of Plan Shares are not expected to receive any taxable income at the time of the purchase of the Plan Shares, because the purchase price will not reflect any discount. However, it again is possible that the IRS would contend that the Shares should be valued on the Investment Date, and if the value at that time exceeds the amount of the optional cash purchase, those stockholders who make optional cash purchases could be treated as receiving a distribution of the excess. The amount paid for the Plan Shares (plus any amount considered a distribution) will become the stockholder's basis in the optional cash purchase Plan Shares.

              You will not be treated as receiving taxable income when certificates for Plan Shares are distributed to you. You will recognize gain or loss (which, for most participants, will be capital gain or loss) when whole Plan Shares are sold or exchanged by you after your withdrawal of the Plan Shares from the Plan or the termination of the Plan. You also will recognize gain or loss (which, for most participants, will be capital gain or loss) when you receive a cash payment for a fractional Plan Share credited to your account upon terminating your participation in or Bancorp terminating the Plan. (See Question 28.) The amount of gain or loss on any sale or exchange is the difference between the amount that you receive for your Plan Shares or fractional Plan Shares and the tax basis of those Plan Shares. Under special "wash sales" rules, you may not be able to claim a loss on Bancorp shares sold within 30 days before or 30 days after an Investment Date on which other Plan Shares are issued to you.

              You are urged to consult with your own tax advisor for more specific information, especially for rules regarding tax basis in special cases such as death of a participant or a gift of Plan Shares, and with respect to any changes in the tax laws or regulations affecting these matters.

     35. WHAT PROVISION IS MADE FOR FOREIGN PARTICIPANTS SUBJECT TO INCOME TAX WITHHOLDING?

              In the case of foreign participants who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding, the Administrator will invest an amount equal to their dividends after the deduction of withholding taxes. Foreign participants who participate in only the optional cash purchase feature of the Plan will continue to receive cash dividends on Shares registered in their names outside their Plan Accounts in the same manner as if they were not participating in the Plan, but cash dividends on Plan Shares credited to their Plan Accounts will be reinvested in Plan Shares. Optional cash purchases must be made in United States dollars and will be made in the same way as optional cash purchases by other participants.

     36.  WILL MY DIVIDENDS BE SUBJECT TO WITHHOLDING?

              Currently, dividend payments to U.S. taxpayers are not subject to any general federal withholding requirements. However, the "backup withholding" provisions may apply (a) when a participant has failed to supply and certify his or her correct taxpayer identification number to Bancorp, (b) when the IRS notifies

Bancorp that the participant has furnished an incorrect taxpayer identification number or is otherwise subject to backup withholding, and (c) in the case of corporations or others within certain exempt categories, when they fail to demonstrate that fact when required. In those circumstances, Bancorp will be required to deduct and withhold from any dividends payable to that participant a tax of 31%. If the backup withholding requirements apply to a stockholder participating in the Plan, the Administrator will invest an amount equal to the dividend payable to that participant, after the deduction of the backup withholding tax.

     37.  TO WHOM SHOULD ADDITIONAL QUESTIONS REGARDING THE PLAN BE DIRECTED?

              Bancorp or the Administrator will answer inquiries in connection with the Plan. The inquiries should be directed to either (i) Cathay Bancorp, Inc., 777 Broadway, Los Angeles, California 90012, Attention: Monica Chen or Marina Wong, or (ii) American Stock Transfer and Trust Company, 40 Wall Street, New York, New York 10005, Attention: Gerald Ruddy.

CATHAY BANCORP, INC.
Dividend Reinvestment Plan
STOCKHOLDER ENROLLMENT CARD



THIS IS NOT A PROXY







     *    IMPORTANT - READ INSTRUCTIONS ON REVERSE BEFORE COMPLETING AND
          SIGNING.

I hereby appoint American Stock Transfer and Trust Company as my agent under the terms and conditions of the Cathay Bancorp, Inc. Dividend Reinvestment Plan as described in the Cathay Bancorp, Inc. prospectus which accompanied this card to receive and apply to the purchase of shares without charge as provided in the Plan the following:

[ ] 1. FULL DIVIDEND REINVESTMENT - any dividends that may become payable to me on all Cathay Bancorp, Inc. Common Stock now or hereafter registered in my name and any optional cash payments I may choose to send.

[ ] 2. PARTIAL DIVIDEND REINVESTMENT - any dividends that may become payable to me on the following shares of my Cathay Bancorp, Inc. Common Stock* and any optional cash payments I may choose to send.

                                                                            Shs.
                                                                      -----

[ ] 3. OPTIONAL CASH PAYMENTS ONLY - the attached cash payment and any future optional cash payments I may choose to send. I understand that I may change or revoke this authorization at any time by notifying Cathay Bancorp, Inc. in writing, of my desire to change or terminate my participation.

Stockholder ___________________________________________________________
                Signature                           Date

Stockholder ___________________________________________________________
                Signature                           Date

                            ALL JOINT OWNERS MUST SIGN.

INSTRUCTIONS

1.   Please check only one of the 3 boxes on the reverse (No. 1 or No. 2 or No.
     3). If you do not check any box, then Box 1 - FULL DIVIDEND REINVESTMENT will be assumed.

2.    If you checked Box 2, and:

     - If you wish to reinvest cash dividends on all of the shares now registered in your name but not on any additional shares that may be registered in your name in the future, write the total of shares now registered in your name in the space provided.
     - If you wish to reinvest cash dividends on LESS THAN ALL of the shares now registered in your name and continue to receive a check for cash dividends on the remaining shares, write the number of shares on which you wish dividends reinvested in the space provided.

3. Under each of the 3 options, regardless of the one you select, dividends received on shares accumulated and held under the Plan will be reinvested.

4. Be sure to date and sign the form and return it to American Stock Transfer and Trust Company, 40 Wall Street, New York, New York 10005. Please make checks or money orders payable to "American Stock Transfer and Trust Company."

--------------------------------------------------------------------------------
                                 INDEMNIFICATION
--------------------------------------------------------------------------------


      The Bylaws of Bancorp provide that Directors and officers of Bancorp shall be, and at the discretion of the Board of Directors, non-officer employees may be, indemnified by Bancorp against all expenses and liabilities reasonably incurred in connection with service for or on behalf of Bancorp, to the maximum extent permitted under Delaware law. In May 1991, Bancorp entered into indemnity agreements with its directors and certain of its officers. These indemnity agreements permit Bancorp to indemnify an officer or director to the maximum extent permitted under Delaware law and prohibit Bancorp from terminating its indemnification obligations as to acts of any officer or director that occur before the termination. Bancorp believes the indemnity agreements will assist it in attracting and retaining qualified individuals to serve as directors and officers of Bancorp. Bancorp's Certificate of Incorporation also provides for certain limitations on the liability of directors, as permitted by Delaware law. The indemnifications and limitations on liability permitted by the certificate of incorporation, bylaws and the indemnity agreements are subject to the limitations set forth by Delaware law.

      Although the indemnification provisions discussed above are not specifically intended to provide indemnification of officers and Directors for violations of the Securities Act, it is possible that a claim for indemnification could be asserted under the indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers or persons controlling Bancorp pursuant to the foregoing provisions, Bancorp has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                 USE OF PROCEEDS



      Bancorp has no basis for estimating precisely either the number of shares of Common Stock that may be sold under the Plan or the prices at which those shares will be sold. In the period between December 10, 1990, the effective date of the Reorganization, and April 18, 1997, 549,874 shares of Common Stock were sold under the Plan, resulting in approximately $8,678,299 in gross proceeds to Bancorp. In the period from January 1, 1988 through December 10, 1990, Cathay Bank, which had a dividend reinvestment plan similar in certain respects to the Plan, sold 730,099 shares of Bank common stock under the plan, resulting in approximately $10,474,022 in gross proceeds to Cathay Bank. Bancorp has used, and intends to use, the net proceeds from the sale of Common Stock under the Plan for general working capital purposes.




--------------------------------------------------------------------------------
               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
--------------------------------------------------------------------------------

      The following documents hereby are or upon filing thereof are deemed to be, incorporated by reference into this Prospectus:


      (1) Bancorp's Report on Form 10-K for the fiscal year ended December 31, 1996;


      (2) Bancorp's Registration Statement on Form 8-A filed with the SEC on June 6, 1990; and

      (3) Upon filing of the same with the SEC, all documents filed by Bancorp after the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.



--------------------------------------------------------------------------------
                                     EXPERTS
--------------------------------------------------------------------------------


      The consolidated financial statements of Cathay Bancorp, Inc. and subsidiary as of December 31, 1996 and 1995 and for the each of the years in the three-year period ended December 31, 1996, have been incorporated by reference into this Prospectus and the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

================================================================================
                                TABLE OF CONTENTS

Prospectus Summary...........................................2

Dividend Reinvestment Plan...................................4

Indemnification.............................................15

Use of Proceeds.............................................16

Incorporation of Certain Information by Reference...........16

Experts.....................................................16



No person is authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized.

This Prospectus does not constitute an offer to sell a security in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any distribution of the securities made under this Prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of Cathay Bancorp, Inc. or Cathay Bank since the date of this Prospectus.



================================================================================
================================================================================


                              CATHAY BANCORP, INC.

                           Dividend Reinvestment Plan
                             Shares of Common Stock
                                ($.01 par value)






                              ---------------------
                                   PROSPECTUS
                              ---------------------











                                 April 30, 1997



================================================================================

                                     PART II

--------------------------------------------------------------------------------
                     INFORMATION NOT REQUIRED IN PROSPECTUS
--------------------------------------------------------------------------------

ITEM 14.  Other Expenses of Issuance and Distribution.
ITEM 15.  Indemnification of Directors and Officers.

        The Bylaws of Bancorp provide that Directors and officers of Bancorp shall be, and at the discretion of the Board of Directors, non-officer employees may be, indemnified by Bancorp against all expenses and liabilities reasonably incurred in connection with service for or on behalf of Bancorp, to the maximum extent permitted under Delaware law.

        As permitted by the Delaware General Corporation Law, Directors and officers, as well as other employees and individuals, may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (i.e., a "derivative action")), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the stockholders and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action. Delaware law permits a corporation to advance expenses to Directors or officers upon the corporation's receipt of an undertaking by such persons to repay the advance in the event of a specific determination that such person was not entitled to indemnification.

        Delaware law requires court approval before there may be any indemnification where the person seeking indemnification has been found liable to the corporation in a derivative action by reason of the fact that he is or was a director, officer, employee or agent of the corporation. Delaware law, however, provides that the termination of any proceeding (other than an action by or in the right of the corporation) by judgment, order, settlement, conviction or upon a plea of nolo contendere does not create a presumption adverse to the director, officer or other person.

        Bancorp's Bylaws provide that each person who is involved in any litigation or other proceeding because he or she is or was a Director or officer of Bancorp or among other things of another related entity shall be indemnified by Bancorp to the fullest extent authorized by Delaware law (but, in the case of any future amendment to Delaware law, the right to indemnification shall be adjusted only to the extent that such amendment permits Bancorp to provide broader indemnification rights than prior to such amendment), against all expense, liability or loss reasonably incurred by such persons in connection therewith. The Bylaws also provide that indemnification to Directors and officers is a contract right and the right includes the right to be paid the expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that the advancement of the expenses will be made only after the person delivers an undertaking to Bancorp to repay any amounts advanced if it is ultimately determined that he or she is not entitled to indemnification. The purpose of providing that the right of indemnification is a contract right is to provide an indemnified party with an enforceable claim that may not be unilaterally affected by actions taken by Bancorp (e.g., there would be a claim under contract law to indemnification as to conduct which occurred while this provision of the Bylaws was in effect, regardless of subsequent changes to the Bylaws). If Bancorp does not pay a proper claim for indemnification in full within 30 days after a written claim for indemnification is received by Bancorp, the Bylaws authorize the claimant to bring a suit against Bancorp and prescribe what does and does not constitute a defense to such action. This right to indemnification and advancement of expenses also may be conferred upon any employee or agent of Bancorp if, and to the extent, authorized by Bancorp's Bylaws or its Board of Directors. Bancorp's Bylaws provide that indemnification may be available to employees and agents.

        In any action by a person seeking indemnification, it is a defense that such person has not met any applicable standard for indemnification as set forth in Delaware General Corporation Law. However, neither the failure of Bancorp to have made a determination that the applicable standard has been satisfied, or an actual determination by Bancorp that the person has not satisfied the applicable standard, creates a presumption that the standard was not satisfied, or is a defense to such action. The burden of proving that the applicable standard of conduct has not been satisfied, and that the person is not entitled to indemnification, is on Bancorp.

        The Bylaws further state that the right to indemnification and the advancement of expenses conferred by the Bylaws is not exclusive of any other right which any person may have or later acquire under any statute or any provision of Bancorp's Certificate or Bylaws, by vote of the stockholders or disinterested Directors, or otherwise. In addition, the Bylaws authorize Bancorp to maintain insurance, at its expense, to protect itself and certain individuals, including officers and Directors of Bancorp, against any expense, liability, or loss, whether or not Bancorp would have the power to indemnify the person under Delaware law.

        The foregoing indemnification provisions are included in Bancorp's Bylaws in recognition of the need to protect Directors and officers of Bancorp so as to attract and retain the best persons available to serve in those capacities. In light of the complexities and pressures placed on directors of publicly held corporations, and especially companies involved in the complex and fast-changing financial services industry, the Board of Directors believes that the time, effort and talent of officers and Directors of Bancorp and its subsidiaries should be directed toward managing Bancorp's business, rather than being forced to act defensively out of concern over costly personal litigation. By including these indemnification provisions in Bancorp's Bylaws, Directors and officers of Bancorp have the assurance that they will be indemnified for actions taken in good faith and in a manner believed to be in the best interest of the stockholders.

        In May 1991, Bancorp entered into indemnity agreements with its directors and certain of its officers. These indemnity agreements permit Bancorp to indemnify an officer or director to the maximum extent permitted under Delaware law and prohibit Bancorp from terminating its indemnification obligations as to acts of any officer or director that occur before the termination. Bancorp believes the indemnity agreements will assist it in attracting and retaining qualified individuals to serve as directors and officers of Bancorp. Bancorp's Certificate of Incorporation also provides for certain limitations on the liability of directors, as permitted by Delaware law. The indemnifications and limitations on liability permitted by the certificate of incorporation, bylaws and the indemnity agreements are subject to the limitations set forth by Delaware law.

ITEM 16.  EXHIBITS:

     2.1   Agreement of Reorganization and Merger.(1)

     3.1   Registrant's Restated Certificate of Incorporation.(1)

     3.2   Registrant's Restated Bylaws, as amended.(2)

     4.1   Stockholder Rights Plan, as amended.(2)

     5.1 Opinion of Counsel to Registrant with respect to legality of securities issued in the Reorganization being registered.(1)

     8.1 Opinion of Counsel to Registrant with respect to material tax matters.(1)

     10.2  Employee Stock Ownership Plan and Trust of Cathay Bank.(1)


     23.12 Consent of Independent Auditors (filed as page S-6 to this Post-Effective Amendment No. 7).


     24.1 Power of Attorney (included on page S-3 to the Registration Statement).(1)

---------------
(1)      Previously filed
(2) Previously filed with Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1990.

ITEM 17.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 unless such information is contained in periodic reports that are filed with or furnished to the SEC by the undersigned pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and are incorporated by reference herein;

               (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement unless such information is contained in periodic reports that are filed with or furnished to the SEC by the undersigned pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and are incorporated by reference herein;

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to securities holders that is incorporated by reference in the prospectus an furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange act of 1934; and where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 7 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, as of the 28th day of April, 1997.


                                              CATHAY BANCORP, INC.

                                              By:        DUNSON K. CHENG
                                                 -------------------------------
                                                   Dunson K. Cheng


              Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                  Capacity                      Date
          ---------                                  --------                      ----

      DUNSON K. CHENG              President, Chairman and                     April 28, 1997
-------------------------------    Director (principal executive
      Dunson K. Cheng              officer)


      ANTHONY M. TANG              Senior Vice President, Chief Financial      April 28, 1997
-------------------------------    Officer/Treasurer and Director
      Anthony M. Tang              (principal financial officer) (principal
                                   accounting officer)


      RALPH ROY BUON-CRISTIANI     Director                                    April 28, 1997
-------------------------------
      Ralph Roy Buon-Cristiani

      KELLY L. CHAN                Director                                    April 28, 1997
-------------------------------
      Kelly L. Chan


      MICHAEL M. Y. CHANG          Director                                    April 28, 1997
-------------------------------
      Michael M. Y. Chang

      GEORGE T. M. CHING           Director                                    April 28, 1997
-------------------------------
      George T. M. Ching




                             [SIGNATURES CONTINUED]

                             [SIGNATURES CONTINUED]




              WING K. FAT          Director            April 28, 1997
-------------------------------
              Wing K. Fat



           PATRICK S. D. LEE       Director            April 28, 1997
-------------------------------
           Patrick S. D. Lee


         CHI-HUNG JOSEPH POON      Director            April 28, 1997
-------------------------------
         Chi-Hung Joseph Poon

          THOMAS G. TARTAGLIA      Director            April 28, 1997
-------------------------------
          Thomas G. Tartaglia

             WILBUR K. WOO         Director            April 28, 1997
-------------------------------
             Wilbur K. Woo

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Cathay Bancorp, Inc.



We consent to the use of our report dated January 30, 1997, on the consolidated financial statements of Cathay Bancorp, Inc. and subsidiary as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996, incorporated herein by reference, and to the reference to our Firm under the heading "EXPERTS" in the Prospectus.





                                                  KPMG PEAT MARWICK LLP

Los Angeles, California
April 29, 1997

                                  EXHIBIT INDEX

Sequentially
Numbered
Exhibit No.    Description                                                                  Page
-----------    -----------                                                                  ----

2.1            Agreement of Reorganization and Merger.(1)




3.1            Registrant's Restated Certificate of Incorporation.(1)




3.2            Restated Bylaws, as amended.(2)




4.1            Stockholder Rights Plan, as amended.(2)



5.1            Opinion of Counsel to Registrant with respect to legality of securities issued in the Reorganization being registered.(1)




8.1            Opinion of Counsel to Registrant with respect to material tax matters.(1)



10.2           Employee Stock Ownership Plan and Trust of Cathay Bank.(1)





23.12          Consent of Independent Auditors (filed as page S-6 to this Post-
               Effective Amendment No. 7).





24.1           Power of Attorney (included on page S-3 to the Registration Statement).(1)

---------------

(1)  Previously filed

(2) Previously filed with Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1990.